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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 30, 2000
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                                 VIRAGEN, INC.
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             (Exact name of registrant as specified in its charter)



          DELAWARE                      0-10252                 59-2101668
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                      Identification No.)


       865 S.W. 78TH AVENUE, SUITE 100, PLANTATION, FL                33324
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          (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code (954) 233-8746
                                                          --------------


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         (Former name or former address, if changed since last report.)


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Item 5. OTHER EVENTS

      On December 6, 2000, Viragen, Inc. announced that it had entered into a collaborative project with the Roslin Institute. The collaborative project involves avian transgenic technology. This technology will enable biotech and pharmaceutical companies to produce drugs inside the eggs of specially developed chickens.

      Additionally, Viragen entered into a common stock purchase agreement with Ladenburg Thalmann & Co., Inc. on November 30, 2000. Under the terms of the agreement, Ladenburg Thalmann will purchase an aggregate $2,500,000 of our common stock during the pricing period December 7, 2000 through January 11, 2001 in one or more installments. The common stock will be sold at a price based upon market price during the period. The common stock will be issued pursuant to our shelf registration on Form S-3 (File No. 333-32306).



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Item 7. EXHIBITS

      1.    Viragen, Inc. Press Release dated December 6, 2000

      2.    Common Stock Purchase Agreement between Viragen, Inc.
            and Ladenburg Thalmann & Co., Inc. dated November 30, 2000


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               VIRAGEN, INC.
                                               ---------------------------------
                                                   (Registrant)



Date: December 5, 2000                         /s/ Dennis W. Healey
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                                                   Dennis W. Healey
                                                   Executive Vice President and
                                                   Principal Financial Officer


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